Exhibit 10.1


LICENSE AGREEMENT

Licensor's Initials:________

Licensee's Initials:________

                                LICENSE AGREEMENT

This Agreement made and entered into as of this 28th day of November, 2001 by and between Wilhelm Liesner, an individual resident of the state of Texas with offices at 2807 Allen Street, Suite 713 Dallas, Texas 75204 (hereinafter referred to as "Licensor"); and Technology Acquisition Corporation, a corporation organized and existing under the laws of the State of Nevada and having its principal offices at 2807 Allen Street, Suite 713, Dallas, Texas 75204 (hereinafter referred to as "Licensee").

                                    RECITALS

    WHEREAS, effective as of October 1, 2001, Licensor entered into a licensing agreement with Oxywell GmbH & Co. ("Oxywell GmbH") pursuant to which Licensor was granted the exclusive right to market and sell a system for processing and enriching water with oxygen (the "Oxywell Products" or "Oxywell System") in the United States, Puerto Rico and Canada and a right of first refusal to market and sell the Oxywell System in Mexico (the "Oxywell Agreement");

    WHEREAS, pursuant to the terms of the Oxywell Agreement Licensor is permitted to sub-license the rights granted to it to an entity so long as Licensor retains a majority interest in the entity;

    WHEREAS, Licensee desires to sub-license the Oxywell Agreement from Licensor and Licensor is willing to grant said sub-license to Licensee subject to and upon the terms and conditions set forth in this license agreement (the "Agreement")

    NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, and intending to be legally bound, the parties agree as follows:

1.       Definitions.  As used herein, the term:

    (a) "Oxywell Products" or "Oxywell System" shall mean the Oxywell Products and components set forth in Exhibit 1 attached to the Oxywell Agreement and any future additions and/or amendments thereto.

    (b) "Net Selling Price" shall mean Licensee's invoice price to its nonrelated customers for the Oxywell Products or any component thereof licensed herein, less shipping costs and sales or excise taxes paid directly or indirectly by Licensee, and less normal and customary trade discounts, returns and allowances thereon. In the event Licensee sells Oxywell Products to customers who are related to Licensee, the normal invoice price to nonrelated customers shall be the invoice price.

   2. Grant.

    (a) Subject to the terms and conditions set forth herein, Licensor hereby grants and assigns to Licensee all of its rights and Licensee, under the license granted hereunder, agrees to assume and be bound by all of Licensor's obligations, under the Oxywell Agreement. In no event shall the license granted herein be greater than the license granted to Licensor under the Oxywell Agreement and shall be subject to Licensee's performance of all of the obligations and not being in default of any of the restrictions by which Licensor was bound under the terms and conditions set forth therein.

    (b) The foregoing grant of license shall not be construed as a license or immunity, by implication or otherwise, under any patent applications or patent rights held by Oxywell GmbH or under which Licensor has or acquires the right to grant licenses, other than those granted to Licensor under the Oxywell Agreement.

    3.    Royalty.

    (a) Upon execution of this Agreement, Licensee shall issue to Licensor a total of One Million restricted shares of Licensee's Common Stock.

    (b) Licensee agrees to pay Licensor a royalty of two percent of the Net Selling Price for each Oxywell Product sold by Licensee after the effective date of this Agreement;

    In the event any national government imposes any exchange restrictions prohibiting any payments required to be made by Licensee under this Agreement, an account in the name of Licensor shall be established in a financial institution of Licensor's choice in the country of such national government and all monies due Licensor shall be paid into such account, or at Licensor's election, payment shall be made to any account designated by Licensor that complies with such restrictions.

    (c) An Oxywell Product is deemed sold at the time of first invoicing or, if not invoiced, at the time of first shipment, delivery, or other transfer to other than Licensee, or when first actually put into use, including use by Licensee, whichever occurs the earliest.

    (d) The accounting period shall be on a calendar quarterly basis for the respective periods ending on March 31, June 30, September 30 and December 31 of each year, beginning with the end of the period first following the date of this Agreement.

    (e) Within 30 days of the end of each period, Licensee shall furnish Licensor with a certified written statement of the quantity of Oxywell Products sold in the preceding accounting period, setting forth the essential information concerning the sales by Licensee of all Oxywell Products subject to royalty and upon which a royalty is calculated. Such information shall include the quantity of Oxywell Products sold or leased, and all other facts necessary to facilitate verification of the royalty calculation and the identification of Oxywell Products for which royalties have been paid by Licensee. Payment shall accompany each such statement.

    (f) Licensee agrees that it will at all times keep complete, true, and correct books of account containing a current record of leases, sales, and other data in sufficient detail to enable the royalties payable under this Agreement to be computed and verified. Licensee further agrees to permit an independent certified public accountant to have access for inspection of said books of account at reasonable intervals during business hours, and the cost of such independent certified public accountant shall be borne by Licensor, unless underpayments in excess of $5,000 are discovered; in which event, the cost of such independent certified public accountant shall be borne by Licensee.

    (h) All royalties due hereunder shall be paid in United States Dollars. All royalties for an accounting period computed in other currencies shall be converted into United States Dollars at the buying rate for the transfer of such other currencies to United States Dollars as quoted by the Chase Manhattan Bank on the last day of such accounting period, or the business day thereafter if such last day shall be a Sunday or a holiday.

    4. Licensee information. Licensor agrees that all documentation and information made available or disclosed to Licensor by Licensee as a result of or related to this Agreement, or any negotiations therefore, shall be received and treated by Licensor on a confidential and restricted basis, to the extent such documentation and information is identified by the Licensee as proprietary or confidential to the Licensee at the time of disclosure by Licensee.

    5.   Marking.

         (a) Licensee agrees to affix to each Oxywell System or to the package containing such Oxywell System or to any insertion slip in the package with each Oxywell System a legible notice reading: "Licensed under one or more of the following United States Patents," followed by a list of applicable United States patent numbers as may be instructed by Licensor in writing.

         (b) Neither the granting of the license herein or the acceptance of royalties hereunder shall constitute an approval of or acquiescence in Licensee's practices with respect to trademarks, trade names, corporation names, advertising, or similar practices with respect to the Oxywell Products, nor does the granting of any license hereunder constitute an authorization or approval of, or acquiescence in, the use of any trade name or trademark of Oxywell GmbH or licensed to Licensor or its affiliates in connection with the manufacture, advertising or marketing of Oxywell Products, except as to those trade names or trademarks set forth as Exhibit B attached hereto, as may be amended from time to time; and Licensor hereby expressly reserves all rights with respect thereto.

    6.   Duration and termination.

         (a) Unless otherwise terminated as hereinafter set forth, the initial term of this Agreement shall commence on the latest date of its execution by the parties hereto and will terminate on December 31, 2006 (the "Initial Term"). If not in material default hereunder, Licensee may extend the term of this Agreement for two consecutive two year periods by delivering to Licensor written notice of such intent at least 45 days prior to the termination date of the Initial Term as to the initial two year period and 45 days prior to the termination date of the initial two year period as to the second two year period. Beginning on December 31, 2010, this Agreement shall automatically renew for one year periods unless either party notifies the other in writing of its intent to terminate at least 85 days prior to December 31, 2010 as to the initial annual renewal and thereafter, at least 85 days prior to the end of any annual renewal date in which event this Agreement shall terminate on the last day provided for in the termination notice.

    7. Termination for Cause by Licensor. Licensor shall have the right to terminate this Agreement by giving written notice of termination to Licensee in the event of any one of the following, such termination being effective upon receipt of such notice or five days after such notice is mailed, whichever is earlier:

         (a) If Licensee shall at any time default in rendering any of the statements required hereunder, in the payment of any monies due hereunder, or being in default of any of the other material obligations contained in this Agreement and such default is not cured within 30 days after written notice thereof is given by Licensor to Licensee;

         (b)      Liquidation of Licensee or Licensee files for dissolution;

         (c) The filing by Licensee of a voluntary petition under the bankruptcy laws or the filing of an involuntary petition against Licensee and said petition is not dismissed within 90 days of its filing;

         (d)      The appointment of a trustee or receiver for Licensee; or

(e)      Any assignment by Licensee for the benefit of its creditors.

         (f) Licensee's default of any of the material terms and conditions of the Oxywell Agreement and failure to cure such default within the time permitted, if any, therein.

         Termination of this Agreement for any cause whatsoever, shall in no manner interfere with, affect or prevent the collection by Licensor of any and all sums of money due to it under this Agreement. Upon termination of this Agreement for any reason, Licensee's payments required by Paragraph 3, but not yet due, shall become immediately due and payable, and Licensee's inventory of Oxywell Products for which payments are not yet required by Paragraph 3 shall be included in Licensee's payments as though sales/leases of such Oxywell Products had taken place prior to termination of this Agreement.


    8.   Representations and Warranties of Licensee

    Licensee represents and warrants to Licensor as follows:

    (a) Corporate organization. Licensee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, is duly qualified to do business in the State of Texas, and has full power and authority to carry on its current business and to own, use, and sell its assets and properties.

    (b) Corporate authority. Licensee's Board of Directors has duly authorized the execution and delivery of this Agreement to Licensor and the carrying out of its provisions.

    (c) Compliance. Neither the execution and delivery of this Agreement, nor the consummation by Licensee of any of the transactions contemplated hereby will result in a breach of any applicable statute or regulation, or of any administrative or court order or decree; nor will such compliance conflict with or result in the breach of any term, provision, covenant or condition of any agreement or other instrument to which Licensee is a party or by which it may be bound, or, which with the giving of notice or lapse of time, or both, constitute an event of default thereunder.

         9.       Representations and Warranties of Licensor

    Licensor represents and warrants to Licensee as follows:

     (a) Authority. Licensor has the power and authority to enter into this Agreement with Licensee and to the carrying out of its provisions.

     (b) Compliance. Neither the execution and delivery of this Agreement, nor the consummation by Licensor of any of the transactions contemplated hereby will result in a breach of any applicable statute or regulation, or of any administrative or court order or decree; nor will such compliance conflict with or result in the breach of any term, provision, covenant or condition of any agreement or other instrument to which Licensor is a party or by which it may be bound, including, without limiting the foregoing, the Oxywell Agreement, or, which with the giving of notice or lapse of time, or both, constitute an event of default thereunder.

     (c )Standstill Agreement. Licensor agrees that so long as Licensor's agreement with Oxywell GmbH requires that Licensor retains a majority shareholder interest in Licensee, Licensor shall not sell shares of the Company's common stock without notifying the Company in writing setting forth the amount to be sold and obtaining from the Company written consent for such sale. The parties agree that in the event that Oxywell waives the requirement that Licensor retain a majority interest in the Company, this paragraph shall become null and void and Licensor shall not be restricted under this Agreement from selling or otherwise transferring shares of the Company's common stock.

7.       Miscellaneous

    (a) Indemnification. Licensee shall defend, indemnify, and hold Licensor, his heirs, executors, successors and assigns harmless against any loss, damage, claim of third parties, actions, suits, demands, judgments, or expense (including legal and other fees and charges) incurred or sustained by Licensor as a result of or attributable to any breach by Licensee of any representation, covenant, or agreement herein given or made by Licensee or the breach of any duty or obligation assumed by Licensee under the Oxywell Agreement. Licensor shall defend, indemnify, and hold Licensee harmless against any loss, damage, claim of third parties, actions, suits, demands, judgments or expenses (including legal and other fees and charges), incurred by Licensee as a result of or attributable to any breach of any representation, warranty, covenant, or agreement herein made by Licensor.

    (b) Entire agreement; modification. This Agreement supersedes all prior agreements and constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. It may not be amended, modified, or terminated, nor may any obligation under it be waived orally. No amendment, modification, termination, or waiver shall be effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought.

    (c) Notices and communications. Any notice, payment, request, instruction, or other document to be delivered hereunder shall be deemed sufficiently given if in writing and delivered personally or mailed by certified mail, postage prepaid, to the other party at the address first given above or at such other address that a party advises the other party in writing.

    (d) Non- waiver. No delay or failure by either party to exercise any right hereunder and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

    (e) Headings. Headings in this Agreement are for convenience and reference only and shall not be used to interpret or construe its provisions.

    (f) Governing law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, applicable to agreements made and to be performed within such State and without regard to the principals of conflicts of law. This Agreement shall be performable in Dallas County, Texas. All actions under this Agreement shall be brought in a court of competent subject matter jurisdiction in Dallas County, Texas and both parties agree to accept the personal jurisdiction of such court.

    (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    (h) Binding effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, and assigns.

    (i) Remedies. Nothing contained in this Agreement is intended nor shall be construed so as to limit the remedies which any party hereto may have against any other party hereto in the event of a breach by any party of any representation, warranty, covenant, or agreement made under or pursuant to this Agreement, it being intended that any remedy shall be cumulative and not exclusive.

   (j) Assignment. The rights and obligations of Licensee under this Agreement may not be assigned or transferred, except upon the prior written consent of Licensor. Any attempted assignment absent the written consent of Licensor shall be void. Licensee may not subcontract to any person any part of its obligations under this Agreement.

   (k) Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any court of competent jurisdiction, then this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

    IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                            LICENSOR:

                                            WILHELM H. LIESNER


                                            /S/ Wilhelm Liesner
                                            -------------------


                                                     LICENSEE:

                                            TECHNOLOGY ACQUISITION CORPORATION


           .
                                            /S/ Tanja Leonard
                                            -----------------
                                            By:      Tanja Leonard
                                            Its:     Secretary